UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 14, 2007

NATIONAL INTERSTATE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	000-51130	34-1607394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3250 Interstate Drive

Richfield, Ohio 44286-9000

(Address of principal executive offices including Zip Code)

(330) 659-8900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 14, 2007, the Board of Directors (the “Board”) of National Interstate Corporation (the “Company”) promoted David W. Michelson to Chief Executive Officer. Mr. Michelson will replace Alan R. Spachman as the Company’s Chief Executive Officer. This appointment is effective January 1, 2008. Mr. Spachman will retain his position as Chairman of the Board. Mr. Michelson will retain his position as President. Mr. Michelson was not appointed to his new position pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K.

Mr. Michelson, age 50, has served as the Company’s President and Chief Operating Officer since January 1, 2007, Executive Vice President and Chief Operating Officer from 2005 to 2007 and Senior Vice President, Commercial Lines from 2000 to 2005. Mr. Spachman, age 60, has served as the Company’s Chairman since 2004, Chief Executive Officer since January 1, 2007 and President from 1989 until January 1, 2007.

As previously disclosed in “Item 9B” of the Company’s 2006 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 14, 2007, both Mr. Michelson and Mr. Spachman have employment agreements with the Company. In connection with the promotion stated above, Mr. Michelson’s employment agreement will be amended for changes agreed upon by the Board and Mr. Michelson. This amendment will be effective January 1, 2008 and will be disclosed in a separate filing after such date. In conjunction with the above promotion, Mr. Michelson was granted a restricted shares award effective November 14, 2007 of 84,000 common shares, one seventh of which will vest each January 1 from 2011 through 2017. The terms and conditions of the Employee Retention Agreement with Mr. Michelson previously filed on February 13, 2006 remain unchanged. There were no changes to the terms and conditions of Mr. Spachman’s employment agreement as filed on March 14, 2007.

ITEM 8.01	Other Events.

On November 14, 2007, the Board approved a dividend of $0.05 per common share, payable on December 14, 2007 to shareholders of record of the Company’s common shares as of the close of business on November 30, 2007.

As stated in the Company’s dividend policy in the 2006 Annual Report on Form 10-K, the declaration and payment of dividends remain subject to the discretion of the Board, and will depend on, among other things, the Company’s financial condition, results of operations, capital and cash requirements, future prospects, regulatory and contractual restrictions on the payment of dividends by insurance company subsidiaries and other factors deemed relevant by the Board.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of National Interstate Corporation dated November 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Interstate Corporation

By:	/s/ Julie A. McGraw
Julie A. McGraw
Vice President and Chief Financial Officer

Date: November 20, 2007